                                                                   Exhibit 21.1

                     SUBSIDIARIES OF INCYTE GENOMICS, INC.

          Name                           Jurisdiction of Organization
          ----                           ----------------------------
          Incyte Dormant Co. Limited....      England and Wales
          Incyte Europe Holdings Limited      England and Wales
          Incyte Genomics Limited.......      England and Wales
          Incyte Genomics Asia, Inc.....               Delaware
          Proteome, Inc.................               Delaware